UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________

Date of Report (Date of earliest event reported): October 16, 2019

PETROSHARE CORP.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-37943 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

9635 Maroon Circle, Suite 400
Englewood, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01       Other Events

On September 4, 2019, PetroShare Corp. (the “Company”) filed a report on Form 8-K advising that it and its wholly-owned subsidiary, CFW Resources, LLC, had filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code. As a result of filing the bankruptcy petitions, the Company has determined that it is in the best interests of its shareholders and other constituencies to immediately cease voluntarily filing its reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including periodic reports on Form 10-K, 10-Q and 8-K. The Company has fewer than 300 shareholders of record and as a result, the Company’s obligation to file reports under Section 15(d) of the Exchange Act is automatically suspended under such Section.

Shareholders and other interested parties can view and obtain court filings in the bankruptcy case free of charge at https://www.bmcgroup.com/petroshare.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROSHARE CORP.

Date: October 16, 2019	By:	/s/ Paul Maniscalco
Paul Maniscalco,
Chief Financial Officer